Exhibit 99.1

Aeglea BioTherapeutics Announces Name Change to Spyre Therapeutics,

Appoints CEO and Additional Directors, and Expands Leadership Team to

Develop Next-Generation Therapeutic Combinations for the Treatment of IBD

Company will begin trading on Nasdaq under trading symbol “SYRE” effective November 28, 2023

Biotechnology leader Cameron Turtle, DPhil, appointed as Chief Executive Officer and Member of the Board of Directors alongside industry veterans Jeffrey Albers and Laurie Stelzer

Management team with deep IBD experience expanded to advance pipeline of product candidates designed to improve both efficacy and convenience of therapies for IBD patients, including half-life extended antibodies targeting α4b7 (SPY001) and TL1A (SPY002), which are both on track to enter clinical studies in 2024

$205 million of cash, cash equivalents, marketable securities, and restricted cash as of September 30, 2023, with expected runway into 2026

WALTHAM, Mass., November 27, 2023 (GLOBE NEWSWIRE)—Aeglea BioTherapeutics, Inc. (NASDAQ: AGLE) (the “Company” or “Spyre”), a development-stage biotechnology company, today announced its name change to Spyre Therapeutics, Inc. Effective as of market open on November 28, 2023, Spyre will trade on Nasdaq under the ticker symbol “SYRE”. The name change follows the acquisition of privately held Spyre Therapeutics, Inc. by the Company in June of 2023. Named to reflect the Company’s ambition to achieve new heights in efficacy and convenience of Inflammatory Bowel Disease (IBD) therapies, Spyre aims to create a next-generation of IBD products by combining best-in-class antibody engineering, rational therapeutic combinations, and precision patient selection approaches to enhance efficacy for patients.

Appointment of Cameron Turtle as CEO and Member of the Board of Directors

The Company also announced today the appointment of Cameron Turtle, DPhil as Chief Executive Officer (CEO) and member of the Board of Directors. Prior to his appointment as CEO, Dr. Turtle was the Chief Operating Officer of Spyre and previously served as the Chief Strategy Officer of BridgeBio Pharma, Inc. and Chief Business Officer of Eidos Therapeutics, Inc.

“The Spyre team is dedicated to materially improving upon today’s standard of care for the treatment of IBD,” said Dr. Turtle. “I am delighted to lead this team of knowledgeable and passionate industry experts as we seek to deliver infrequently administered, subcutaneous antibody combinations targeting the best validated therapeutic pathways for this disease. We look forward to initiating clinical studies of our lead programs against α4b7 and TL1A next year, followed shortly thereafter by our IL-23 program. These programs are expected to be the basis of combination therapy studies to follow.”

Expanded Leadership Team to Advance a Potential Best-in-Class IBD Pipeline

Spyre is also announcing several new additions to the management team to advance its pipeline of IBD antibody product candidates, including:

•

Joshua Friedman, MD, PhD, SVP of Clinical Development (Previously VP and Head of Translational Sciences at Spark Therapeutics, and earlier Gastroenterology Translational Sciences Lead at Johnson & Johnson)

•

Deanna Nguyen, MD, SVP of Clinical Development (Previously VP of Clinical Development at Prometheus Biosciences and earlier positions of increasing responsibility at Theravance Biopharma in clinical development)

•

MiRa Huyghe, SVP of Development Operations (Previously VP of Clinical Operations at Prometheus Biosciences and earlier positions of increasing responsibility at Ventyx Biosciences, Escalier Biosciences, and Conatus Pharmaceuticals in clinical operations)

•

Brian Connolly, Chief Technical Officer (Previously VP and Head of CMC at Prometheus Biosciences earlier positions of increasing responsibility at Catalyst Biosciences, Viewpoint Therapeutics, Achaogen and Genentech in CMC and product development)

•	Paul Fehlner, PhD, JD, SVP and Chief IP Counsel (Previously Chief Legal Officer and Corporate Secretary for Axcella Therapeutics, and earlier Global Head of Intellectual Property for Novartis)

The expanded leadership team will support advancing our lead candidates, SPY001 and SPY002, into the clinic in 2024, followed shortly thereafter by our SPY003 program.

SPY001 is a highly potent and selective anti-α4b7 monoclonal antibody product candidate engineered with half-life extension technology and formulated for high concentration, convenient subcutaneous dosing. SPY001 is currently progressing through IND-enabling studies and is expected to enter first-in-human (“FIH”) studies in the first half of 2024. Healthy volunteer pharmacokinetics and pharmacodynamic data are expected by the end of 2024 to validate a potential best-in-class every other month or quarterly (“Q8-Q12W”) subcutaneous dosing profile.

SPY002 is a highly potent and selective anti-TL1A monoclonal antibody product candidate engineered with half-life extension technology. TL1A has emerged as one of the most promising targets in IBD and broader immunology indications. SPY002 has a potential best-in-class profile with expected Q8W-Q12W subcutaneous dosing and picomolar affinity for both TL1A monomers and trimers. Spyre expects to begin FIH studies of SPY002 in the second half of 2024 and healthy volunteer data is expected in the first half of 2025.

SPY003 is a highly potent and selective monoclonal antibody product candidate targeting the p19 subunit of IL-23 engineered with half-life extension technology. The Company continues preclinical development efforts on a potential best-in-class IL-23 monoclonal antibody. Recent data from the Phase 3 SEQUENCE study of risankizumab versus ustekinumab in Crohn’s disease validates the Company’s targeting of the p19 subunit as it demonstrated superiority to targeting the p40 subunit of IL-23. An Investigational New Drug (“IND”) application is expected in 2025.

Appointment of Industry Veterans Jeffrey Albers and Laurie Stelzer to Board of Directors

The Company also announced the appointment of industry veterans Jeffrey Albers and Laurie Stelzer to its Board of Directors. These new appointments bring valuable expertise to advance the Company’s development of its potentially best-in-class IBD pipeline.

Mr. Albers has more than 25 years of experience working in the biopharmaceutical industry. He currently serves as the Chairman of the Board at Blueprint Medicines, where he served as CEO from 2014-2022 and grew the business into a leading precision medicine company with global commercial operations, two FDA-approved therapies, and a promising pipeline.

Ms. Stelzer will serve as chair of the Company’s audit committee and has over 25 years of experience supporting the finance functions of biopharma companies. She currently serves as CFO at ReNAgade Therapeutics and previously served as CFO of Mirati Therapeutics and as CFO of Arena Pharmaceuticals, where she helped lead the growth of the company towards its $6.7B acquisition by Pfizer.

In connection with Mr. Albers’ and Ms. Stelzer’s appointments to the Company’s Board, Hunter Smith and Ivana Magovčević-Liebisch have resigned effective November 22, 2023. Their contributions have been invaluable to the Company’s mission and they played a pivotal role in navigating the new direction of the Company with the acquisition of the privately held Spyre Therapeutics, Inc.

“I want to express our heartfelt gratitude to Hunter and Ivana for their dedicated service and unwavering commitment to our mission,” said Mr. Russell Cox, Chairman of the Board. “Simultaneously, we are thrilled to welcome Jeff and Laurie, whose expertise will strengthen our Board as we pursue this new journey as Spyre and focus our efforts with the goal of breaking the efficacy ceiling in IBD.”

As of September 30, 2023, Spyre had cash, cash equivalents, marketable securities, and restricted cash of approximately $205 million, which is expected to provide cash runway into 2026.

About Spyre Therapeutics

Spyre Therapeutics is a biotechnology company that aims to create the next-generation of inflammatory bowel disease (IBD) products by combining best-in-class antibody engineering, rational therapeutic combinations, and precision medicine approaches for patient selection. Spyre’s pipeline includes extended half-life antibodies targeting α4b7, TL1A, and IL-23. For more information, visit Spyre’s website at www.spyre.com.

Follow Spyre Therapeutics on social media: @spyretx and LinkedIn

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, concerning Spyre and other matters. These forward-looking statements include, but are not limited to, express or implied statements relating to Spyre’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, Spyre’s ability to achieve the expected benefits or opportunities and related timing with respect to its acquisition of the privately held Spyre Therapeutics, Inc., Spyre’s future results of operations and financial position, business strategy, the length of time that Spyre’s management believes its existing cash resources will fund its operations, Spyre’s potential growth opportunities, Spyre’s preclinical and future clinical development activities, the potential therapeutic benefits and economic value of Spyre’s product candidates, the timing and results of preclinical studies and clinical trials, Spyre’s business plans and the anticipated benefits of the management changes. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “aim,” “strategy,” “target,” “seek,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Spyre will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Spyre’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited those uncertainties and factors described under the heading “Risk Factors” and “Note about Forward-Looking Statements” in Spyre’s most recent Quarterly Report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors included in other filings by Spyre from time to time. Should one or more of these risks or uncertainties materialize, or should any of Spyre’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Spyre does not undertake or accept any duty to make any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Spyre.

For Investors :

Eric McIntyre

VP of Finance and Investor Relations

Spyre Therapeutics

Eric.mcintyre@spyre.com

For Media :

Peg Rusconi

Peg.rusconi@vergescientific.com